                                                                      EXHIBIT 21

               APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
                         FISCAL YEAR ENDED JUNE 30, 2002

                                  SUBSIDIARIES
                              (as of June 30, 2002)

                                                                                Jurisdiction of
                  Name                                                 Incorporation or Organization
                  ----                                                 -----------------------------

* Air and Hydraulics Engineering, Incorporated                                  Alabama

* Air Draulics Engineering Co.                                                  Tennessee

AIT Limited Partnership                                                         Ontario, Canada

Applied Industrial Technologies Ltd.                                            Canada (Federal)

Applied Industrial Technologies -- ABC, Inc.                                    Ohio

Applied Industrial Technologies -- DBB, Inc.                                    Ohio

Applied Industrial Technologies -- Dixie, Inc.                                  Tennessee

Applied Industrial Technologies -- GA LP                                        Delaware

Applied Industrial Technologies -- Indiana LLC                                  Ohio

Applied Industrial Technologies -- Mainline, Inc.                               Wisconsin

Applied Industrial Technologies -- PA LLC                                       Pennsylvania

Applied Industrial Technologies -- TX LP                                        Delaware

AppliedLink, Inc.                                                               Ohio

*# Applied Mexico, S.A. de C.V.                                                 Mexico
(d/b/a Baleros Industriales)

Applied Mexico Holdings, S.A. de C.V.                                           Mexico

Applied - Michigan, Ltd.                                                        Ohio

Applied Nova Scotia Company                                                     Nova Scotia, Canada

BER Capital, Inc.                                                               Delaware

BER International, Inc.                                                         Barbados


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
Bearing Sales & Service, Inc.                                                   Washington

Bearings Pan American, Inc.                                                     Ohio

Dynavest Nova Scotia Company                                                    Nova Scotia, Canada

* ESI Acquisition Corporation                                                   Ohio
(d/b/a Engineered Sales, Inc.)

*# International Supply Consortium, Inc.                                        Delaware

*# iSource Performance Materials LLC                                            Ohio

*Rafael Benitez Carrillo Inc.                                                   Puerto Rico

The Ohio Ball Bearing Company                                                   Ohio


* Operating companies that do not conduct business under Applied Industrial Technologies name
# Companies that are not wholly owned by Applied Industrial Technologies, Inc.
  directly or indirectly through its subsidiaries